Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mural Oncology plc of our report dated April 14, 2023 relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form 10 of Mural Oncology plc.

/s/ PricewaterhouseCoopers LLP
Boston, MA
January 16, 2024